UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2004

ENCORE ACQUISITION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-16295	75-2759650
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 877-9955

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits
SIGNATURES
Press Release

Item 5. Other Events and Regulation FD Disclosure

     On March 29, 2004, Encore Acquisition Company, a Delaware corporation ( “Encore”), issued a press release regarding its intention to offer, subject to market and other conditions, $150 million of senior subordinated notes due 2014 in a private offering. Encore intends to use the net proceeds of the proposed offering to fund the Cortez Oil & Gas, Inc. acquisition, announced on March 2, 2004, and for repayment of outstanding indebtedness under Encore’s existing credit facility. The proceeds of the notes will be placed in escrow pending the closing of the Cortez acquisition, which is expected to occur in the second quarter of 2004. A copy of this press release is attached as Exhibit 99.1.

     Assuming the closing of the Cortez acquisition, Encore expects its capital budget for 2004 to consist of $134.0 million for development and leasehold, $34.3 for high pressure air injection and $1.2 million for other property, plant and equipment. The total revised capital budget is expected to be $169.5 million.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

99.1	Press Release dated March 29, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE ACQUISITION COMPANY
Date: March 29, 2004	By:	/s/ Robert C. Reeves
Robert C. Reeves
Vice President, Controller and Principal Accounting Officer